EXHIBIT 99.1
Contact:
Harriet Brand
The Princeton Review
(212) 874-8282 ext. 1091
The Princeton Review Names John Marshall President of Its Test Preparation Division
NEW YORK, Dec. 10, 2007 — The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation and educational support services, today announced the appointment of John Marshall as President of the Company’s Test Preparation Services Division.
Michael Perik, President and Chief Executive Officer, said, “I am very pleased to appoint John to this critical role. John brings to The Princeton Review an experience level and track record in disciplined, data-driven management which will be a key ingredient in our focus on profitability and growth in test preparation.”
Prior to joining The Princeton Review, Mr. Marshall served as Executive Vice President of Marketing Strategy and Enablement at Digitas, Inc., a premier global marketing services organization which was acquired by Publicis Groupe S.A. in early 2007. He was responsible for the company’s marketing strategy, analytics, and technology services, serving clients such as General Motors, AT&T and American Express. Mr. Marshall has also served as a principal with the consulting firm Mercer Management Consulting, where his expertise in marketing, internet commerce, business strategy, and shareholder value creation helped drive clients’ growth.
“Our Test Prep Division is a critical pillar in our plan to grow shareholder value. We have great products and skilled and dedicated employees in our sites to deliver them. John will bring a heightened focus on analytically-based decision making and a deep experience in marketing that should help drive higher growth rates and profitability within the business,” Mr. Perik said.
Mr. Marshall will replace Mark Chernis, who has been leading the division since early 2007, and who has resigned his position with the Company, effective December 31, 2007. In his 24 year career at The Princeton Review, Mr. Chernis held almost every key position in the Company. He was the Company’s long-time President and Chief Operating Officer until July of this year, and he had also been responsible for the Company’s product development.
“Mark has dedicated most of his adult life to the building of The Princeton Review,” stated Mr. Perik. “He worked tirelessly and was totally dedicated to the organization. He has been a consummate professional during the recent management transitions. I wish him every success in his future endeavors.”
About The Princeton Review The Princeton Review (Nasdaq: REVU) is a pioneer in the world of education. Founded in 1981 and headquartered in New York City, the Company offers private tutoring and classroom and online test preparation to help students improve their scores in college and graduate school admissions tests. The Company’s free website, www.princetonreview.com, helps over half of university-bound students research, apply to, prepare for, and learn how to pay for their higher education. In addition, The Princeton Review works with school districts around the U.S. to measurably strengthen students’ academic skills by connecting ongoing assessment with professional development and instruction and by providing districts with college and career resources for both students and guidance counselors. The Company also authors more than 200 print and software titles on test preparation, college and graduate school selection and admissions, and related topics. For more information, please visit www.princetonreview.com.
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